Exhibit 99.1

Duluth Holdings Inc. Announces Retirement of Director

Mount Horeb, WI – February 24, 2023 – Duluth Holdings Inc. (d/b/a “Duluth Trading Company”) (“Company” or “Duluth Trading”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s casual wear, workwear and accessories, today announced the retirement of Thomas G. Folliard as a member of its Board of Directors.

Mr. Folliard informed the Company that he had independently decided not to stand for re-election to the Company’s Board of Directors at the 2023 Annual Meeting of Shareholders. Mr. Folliard, age 78, has been a member of the Board since September 2015 and had served on the Company’s advisory board since 1996. Mr. Folliard will continue to serve as a director until the close of the 2023 Annual Meeting of Shareholders.

Stephen L. Schlecht, Chairman of Duluth Holdings Inc., said, “Tom Folliard has been connected to Duluth for nearly three decades. Tom’s significant business, management and corporate governance experience left an indelible mark on Duluth and its leadership team. His financial acumen and commitment to excellence is unparalleled and his counsel will be greatly missed. On behalf of our board of directors, I want to extend our sincerest gratitude to Tom for his significant contributions to the Company and wish him all the best in his well-earned retirement and all future endeavors.”

Sam Sato, President and CEO, commented, “Tom’s partnership and guidance have been instrumental in building and evolving the Duluth brand and business model. Additionally, his outstanding leadership, experience and business and financial acumen played an important role in guiding Duluth through one of the most unprecedented periods in our Company’s history. I am tremendously grateful for all that Tom has done for Duluth and I too wish him all the best in his retirement journey.”

In his communication with the Board of Directors, Mr. Folliard stated his decision was a desire to retire and not due to any disagreements or company-related issues.

About Duluth Trading

Duluth Trading is a lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience. Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and are available through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee”—if it’s not right, we’ll fix it. Visit our website at http://www.duluthtrading.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading’s plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein are forward-looking statements. You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading’s current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading’s control. Duluth Trading’s expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2022 and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. These risks and uncertainties include, but are not limited to, the following: the impact of inflation on our results of operations; the prolonged effects of COVID-19 on store traffic and disruptions to our distribution network, supply chains and operations; our ability to maintain and enhance a strong brand image; effectively adapting to new challenges associated with our expansion into new geographic markets; generating adequate cash from our existing stores to support our growth; effectively relying on sources for merchandise located in foreign markets; transportation delays and interruptions, including port congestion; inability to timely and effectively obtain shipments of products from our suppliers and deliver merchandise to our customers; the inability to maintain the performance of a maturing store portfolio; the impact of changes in corporate tax regulations; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; our ability to attract and retain customers in the various retail venues and locations in which our stores are located; competing effectively in an environment of intense competition; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold in global market constraints; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

ICR, Inc.

(646) 277-1200

DuluthIR@icrinc.com